January 2, 1998



Investors Bank & Trust Company
24 Federal Street
Boston, Massachusetts  02110


RE:      JOHN HANCOCK DECLARATION Trust
          - John Hancock V.A. High Yield Bond Fund
          - John Hancock V.A. Growth and Income Fund
          - John Hancock V.A. Special Opportunities Fund

Dear Sir/Madam:

         John Hancock Declaration Trust (the "Trust"), a Massachusetts business trust on behalf of John Hancock V.A. High Yield Bond Fund, John Hancock V.A. Growth and Income Fund, and John Hancock V.A. Special Opportunities Fund (the "Funds") hereby notifies Investors Bank & Trust Company (the "Bank") that it desires to place and maintain the Funds' securities and cash in the custody of the Bank pursuant to the Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated December 15, 1992, effective January 2, 1998.

         If the Bank agrees to provide such services, please sign below and return a signed copy of this letter to the undersigned.


INVESTORS BANK & TRUST COMPANY      JOHN HANCOCK DECLARATION TRUST
                                    On behalf of
                                    John Hancock V.A. High Yield Bond Fund
                                    John Hancock V.A. Growth and Income Fund
                                    John Hancock V.A. Special Opportunities Fund


By: /s/ Robert D. Mancuso                  By:      /s/ Anne C. Hodsdon
    -------------------------                       -------------------
    Name: Robert D. Mancuso                Name:    Anne C. Hodsdon
    Title: Senior Vice President           Title:   President


Attest: /s/ J. M. Keenan                     Attest: /s/ Susan S. Newton
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